UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   July 23, 2004

WELLPOINT HEALTH NETWORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13083	95-4635504
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1 WellPoint Way Thousand Oaks, California		91362
(Address of principal executive offices)		(Zip Code)

(818) 234-4000

(Registrant’s telephone number, including area code)

ITEM 5.                                                   OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On July 23, 2004, Anthem, Inc. (“Anthem”) and WellPoint Health Networks Inc. (“WellPoint”) issued a press release in connection with the issuance by the California Department of Managed Health Care of the approval necessary to complete the merger (the “Merger”) among Anthem and WellPoint.  The press release also announced the expected disapproval by the California Department of Insurance of Anthem’s application filed in connection with the merger.  A copy of that press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM 7.                                                   EXHIBITS.

Exhibit No.	Exhibit

99.1	Press Release dated July 23, 2004 by WellPoint and Anthem.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT HEALTH NETWORKS INC.

July 23, 2004	By:	/s/ Robert A. Kelly
(Date)		Robert A. Kelly
Assistant Secretary

Exhibit Number	Description of Exhibit	Method of Filing

99.1	Press Release dated July 23, 2004 issued by Anthem, Inc. and WellPoint Health Networks Inc.	Attached hereto.